CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We have issued our report dated December 10, 2004 accompanying the financial statements of Van Kampen Focus Portfolios, Taxable Income Series 1 as of October 31, 2004 and for the period then ended, contained in this Post-Effective Amendment No. 3 to Form S-6.

     We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears in the Prospectus.

                                                       GRANT THORNTON LLP


Chicago, Illinois
February 22, 2005